UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 29, 2005
THE CATO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8100 Denmark Road, Charlotte, NC	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 29, 2005, Michael Moore resigned as Executive Vice President, Chief Financial Officer and Secretary and as a Director of The Cato Corporation (the “Company”), effective December 14, 2005. Mr. Moore’s decision to resign was not the result of any disagreement or other dispute with the Company, known to any executive officer of the Company, regarding any accounting or financial reporting issue. The Company has initiated a search for a Chief Financial Officer to replace Mr. Moore following his departure.
     Robert Sandler, Senior Vice President and Controller, will temporarily serve as the Principal Financial Officer of the Company, effective December 14, 2005, until a successor to Mr. Moore is appointed. As the Principal Financial Officer, Mr. Sandler will report directly to John Cato, the Chairman, President and Chief Executive Officer of the Company.
     Mr. Sandler, age 59, has been employed by the Cato Corporation as Senior Vice President and Controller since September 1988.
     Mr. Sandler does not have an employment agreement with the Company.
     A copy of the Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release of The Cato Corporation dated November 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

December 5, 2005	/s/ John P. Derham Cato

Date	John P. Derham Cato
Chairman, President and Chief Executive Officer

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